FOR IMMEDIATE RELEASE
August 7, 2019

Owens & Minor Reports 2nd Quarter 2019 Financial Results

RICHMOND, VA - August 7, 2019 - Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the second quarter ended June 30, 2019, as summarized in the table below.

“Overall, I’m pleased that our financial results showed sequential quarterly revenue growth, operating income growth, and improvement in cash flow and working capital as compared to the first quarter. We continued to improve our service levels in the second quarter and are meeting or exceeding most customer expectations. Finally, we continue to focus on productivity and efficiency initiatives to drive operating improvement,” said Edward A. Pesicka, President & Chief Executive Officer of Owens & Minor. “After my first full quarter, we are making progress, but we cannot underestimate the significant amount of work ahead. We have no intention of letting up on our renewed customer focus.”

Financial Summary			YTD	YTD
($ in millions, except per share data)	2Q19	2Q18	2019	2018

Revenue	$2,484	$2,458	$4,946	$4,831

Operating income, GAAP[1,2]	$16.1	($172)	$30.8	($148)
Adj. Operating income, Non-GAAP[1,2]	$36.7	$46.6	$67.2	$94.2

Net income (loss), GAAP[1,2]	($10.5)	($183)	($24.6)	($175)
Adj. Net income, Non-GAAP[1,2]	$6.2	$19.4	$7.1	$45.6

Net Income (loss) per share, GAAP[1,2]	($0.18)	($3.07)	($0.41)	($2.92)
Adj. Net Income per share, Non-GAAP[1,2]	$0.10	$0.32	$0.12	$0.75

1. Reconciliations of the differences between the non-GAAP financial measures presented in this news release and their most directly comparable GAAP financial measures are included in the financial tables below.
2. Comparisons to prior year results are impacted by the second quarter 2018 goodwill and intangible asset impairment charge of $165 million, or $2.73 per share. This charge was classified as a non-GAAP item and, accordingly, did not affect results reported on an adjusted basis.

2019 Results

•	Compared to prior year, quarterly and year-to-date revenues grew 1.1% and 2.4%, respectively (1.4% and 2.7%, respectively, on a constant currency basis).

◦	Revenue growth was driven primarily by Halyard sales and strong Byram sales, partially offset by lower distribution revenues.

◦	The company acquired the Halyard S&IP business on April 30, 2018. Halyard sales from January through April 2019 were $255 million net of $71 million of intercompany sales.

•	Quarterly and year-to-date operating results also reflect pressure on gross margin, higher transportation costs, and increased expenses for the development of new solutions, primarily Fusion5.

•	Net income reflects increased interest expense of $9.1 million for the quarter and $28.0 million year-to-date.

Highlights

•	On a sequential basis, second quarter 2019 achieved operating income growth of 10% and adjusted operating income growth of 20%.

•	On a sequential basis, net income and adjusted net income per share increased $0.05 and $0.08, respectively.

•	Continued to exceed year-to-date internal operating plan

•	Generated $90 million of operating cash flow in the second quarter

•	Reduced debt by $60 million in the second quarter as compared to the end of the first quarter

•	Renewed the Vizient GPO contract for an additional year through August 2021

•	Continued intense customer focus along with improved service levels

•	Byram continues strong top and bottom-line performance.

Financial Outlook
For 2019, the company is narrowing its adjusted net income per share guidance range to $0.60 to $0.70, which excludes the impact of currency.

Although the company does provide guidance for adjusted net income per share (which is a non-GAAP financial measure), it is not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP without unreasonable effort. Certain elements of the composition of the GAAP amount are not predictable, making it impracticable for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance or reconciliation of the company’s adjusted net income per share guidance is provided. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. The outlook is based on certain assumptions that are subject to the risk factors discussed in the company’s filings with the Securities and Exchange Commission (“SEC”).

Dividend Information
The Board of Directors approved a third quarter dividend payment of $0.0025 per share, payable on September 30, 2019, to shareholders of record as of September 16, 2019.

Investor Conference Call for 2Q 2019 Financial Results
Owens & Minor executives will host a conference call, which will also be webcast, to discuss the results at 8:30 a.m. EDT on Wednesday, August 7, 2019. Participants may access the call at 866-393-1604. The international dial-in number is 224-357-2191. A replay of the call will be available for one week by dialing 855-859-2056. The access code for the conference call, international dial-in and replay is #1486739. A webcast of the event will be available on www.owens-minor.com under the Investor Relations section.

Safe Harbor
This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2019 financial performance, as well as other statements related to the company’s expectations regarding the performance of its business, growth, and improvement of operational performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Owens & Minor uses its web site, www.owens-minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section.

About Owens & Minor
Owens & Minor, Inc. (NYSE: OMI) is a global healthcare solutions company with integrated technologies, products, and services aligned to deliver significant and sustained value for healthcare providers and manufacturers across the continuum of care. With 17,000 dedicated teammates serving healthcare industry customers in 90 countries, Owens & Minor helps to reduce total costs across the supply chain by optimizing episode and point-of-care performance, freeing up capital and clinical resources, and managing contracts to optimize financial performance. A FORTUNE 500 company, Owens & Minor was founded in 1882 in Richmond, Virginia, where it remains headquartered today. The company has distribution, production, customer service and sales facilities located across the Asia Pacific region, Europe, Latin America, and North America. For more information about Owens & Minor, visit owens-minor.com, follow @Owens_Minor on Twitter, and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

Contacts
Investors: Chuck Graves, Director, Finance & Investor Relations, 804-723-7556, Chuck.Graves@owens-minor.com
Media: Shana Neal, Chief Human Resources Officer, 804-723-7720, Shana.Neal@owens-minor.com

SOURCE: Owens & Minor

Owens & Minor, Inc.
Consolidated Statements of Income (Loss) (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
Net revenue	$2,484,200	$2,458,271
Cost of goods sold	2,115,773	2,133,277
Gross margin	368,427	324,994
Distribution, selling and administrative expenses	345,892	308,775
Goodwill and intangible asset impairment charges	—	165,447
Acquisition-related and exit and realignment charges	5,655	24,930
Other operating (income) expense, net	736	(2,107)
Operating income (loss)	16,144	(172,051)
Interest expense, net	27,682	18,571
Loss before income taxes	(11,538)	(190,622)
Income tax benefit	(1,062)	(7,845)
Net loss	$(10,476)	$(182,777)

Net loss per common share:
Basic and diluted	$(0.18)	$(3.07)

	Six Months Ended June 30,
	2019	2018
Net revenue	$4,945,587	$4,830,850
Cost of goods sold	4,218,736	4,181,170
Gross margin	726,851	649,680
Distribution, selling and administrative expenses	684,595	593,136
Goodwill and intangible asset impairment charges	—	165,447
Acquisition-related and exit and realignment charges	10,645	39,690
Other operating (income) expense, net	775	(759)
Operating income (loss)	30,836	(147,834)
Interest expense, net	56,783	28,824
Loss before income taxes	(25,947)	(176,658)
Income tax benefit	(1,375)	(2,032)
Net loss	$(24,572)	$(174,626)

Net loss per common share:
Basic and diluted	$(0.41)	$(2.92)

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30, 2019	December 31, 2018

Assets
Current assets
Cash and cash equivalents	$91,339	$103,367
Accounts receivable, net	843,343	823,418
Merchandise inventories	1,237,713	1,290,103
Other current assets	302,234	321,690
Total current assets	2,474,629	2,538,578
Property and equipment, net	389,933	386,723
Operating lease assets	206,199	—
Goodwill	407,651	414,122
Intangible assets, net	311,027	321,764
Other assets, net	106,632	112,601
Total assets	$3,896,071	$3,773,788
Liabilities and equity
Current liabilities
Accounts payable	$1,039,074	$1,109,589
Accrued payroll and related liabilities	47,284	48,203
Other current liabilities	384,040	314,219
Total current liabilities	1,470,398	1,472,011
Long-term debt, excluding current portion	1,624,692	1,650,582
Operating lease liabilities, excluding current portion	161,785	—
Deferred income taxes	49,507	50,852
Other liabilities	92,788	81,924
Total liabilities	3,399,170	3,255,369
Total equity	496,901	518,419
Total liabilities and equity	$3,896,071	$3,773,788

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2019	2018

Operating activities:
Net loss	$(24,572)	$(174,626)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	58,902	43,813
Share-based compensation expense	8,093	6,140
Goodwill and intangible asset impairment charges	—	165,447
Provision for losses on accounts receivable	6,534	2,867
Deferred income tax benefit	(14,597)	(6,172)
Changes in operating lease right-of-use assets and lease liabilities	(616)	—
Changes in operating assets and liabilities:
Accounts receivable	(23,346)	(30,357)
Merchandise inventories	52,346	5,211
Accounts payable	(71,704)	47,260
Net change in other assets and liabilities	32,226	(14,629)
Other, net	5,748	1,299
Cash provided by operating activities	29,014	46,253

Investing activities:
Acquisitions, net of cash acquired	—	(733,433)
Additions to property and equipment	(21,020)	(19,816)
Additions to computer software	(4,511)	(10,238)
Proceeds from sale of property and equipment	339	12
Cash used for investing activities	(25,192)	(763,475)

Financing activities:
Proceeds from issuance of debt	—	695,750
Borrowings under revolving credit facility	19,900	101,000
Repayments of debt	(24,788)	(6,250)
Financing costs paid	(4,313)	(27,697)
Cash dividends paid	(4,918)	(32,284)
Other, net	(1,934)	(3,670)
Cash (used for) provided by financing activities	(16,053)	726,849

Effect of exchange rate changes on cash and cash equivalents	203	4,039

Net (decrease) increase in cash and cash equivalents	(12,028)	13,666
Cash and cash equivalents at beginning of period	103,367	104,522
Cash and cash equivalents at end of period	$91,339	$118,188

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2019		2018
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$2,241,965	90.25%	$2,290,173	93.17%
Global Products	363,889	14.65%	279,588	11.37%
Total segment net revenue	2,605,854		2,569,761
Inter-segment revenue
Global Products	(121,654)	(4.90)%	(111,490)	(4.54)%
Total inter-segment revenue	(121,654)		(111,490)
Consolidated net revenue	$2,484,200	100.00%	$2,458,271	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$19,454	0.87%	$23,977	1.05%
Global Products	17,949	4.93%	22,489	8.04%
Inter-segment eliminations	(729)		167
Goodwill and intangible asset impairment charges	—		(165,447)
Intangible amortization	(13,106)		(9,374)
Acquisition-related and exit and realignment charges	(5,655)		(24,930)
Other (1)	(1,769)		(18,933)
Consolidated operating income (loss)	$16,144	0.65%	$(172,051)	(7.00)%

Depreciation and amortization:
Global Solutions	$14,936		$15,854
Global Products	15,246		10,048
Consolidated depreciation and amortization	$30,182		$25,902

Capital expenditures:
Global Solutions	$7,372		$14,544
Global Products	3,880		1,350
Consolidated capital expenditures	$11,252		$15,894

Owens & Minor, Inc.
Summary Segment Information (unaudited), continued
(dollars in thousands)

	Six Months Ended June 30,
	2019		2018
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Segment net revenue
Global Solutions	$4,476,111	90.51%	$4,631,295	95.87%
Global Products	710,974	14.37%	400,875	8.30%
Total segment net revenue	5,187,085		5,032,170
Inter-segment revenue
Global Products	(241,498)	(4.88)%	(201,320)	(4.17)%
Total inter-segment revenue	(241,498)		(201,320)
Consolidated net revenue	$4,945,587	100.00%	$4,830,850	100.00%

		% of segment		% of segment
Operating income (loss):		net revenue		net revenue
Global Solutions	$40,525	0.91%	$60,593	1.31%
Global Products	25,673	3.61%	33,717	8.41%
Inter-segment eliminations	1,017		(75)
Goodwill and intangible asset impairment charges	—		(165,447)
Intangible amortization	(23,466)		(15,781)
Acquisition-related and exit and realignment charges	(10,645)		(39,690)
Other (1)	(2,268)		(21,151)
Consolidated operating income (loss)	$30,836	0.62%	$(147,834)	(3.06)%

Depreciation and amortization:
Global Solutions	$31,049		$31,635
Global Products	27,853		12,178
Consolidated depreciation and amortization	$58,902		$43,813

Capital expenditures:
Global Solutions	$18,748		$28,146
Global Products	6,783		1,908
Consolidated capital expenditures	$25,531		$30,054

(1) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy and incremental charge to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value.
.

Owens & Minor, Inc.
Net Loss Per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator:
Net loss attributable to common shareholders - basic and diluted	$(10,476)	$(182,777)	$(24,572)	$(174,626)
Denominator:
Weighted average shares outstanding - basic and diluted	59,805	59,750	60,403	60,022
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.18)	$(3.07)	$(0.41)	$(2.92)

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands except per share data)	2019	2018	2019	2018
Operating income (loss), as reported (GAAP)	$16,144	$(172,051)	$30,836	$(147,834)
Intangible amortization (1)	13,106	9,374	23,466	15,781
Goodwill and intangible asset impairment charges(5)	—	165,447	—	165,447
Acquisition-related and exit and realignment charges(2)	5,655	24,930	10,645	39,690
Fair value adjustments related to purchase accounting(6)	—	18,059	—	18,059
Other (3)	1,768	874	2,267	3,092
Operating income, adjusted (non-GAAP) (Adjusted Operated Income)	$36,673	$46,633	$67,214	$94,235
Operating income (loss) as a percent of revenue (GAAP)	0.65%	(7.00)%	0.62%	(3.06)%
Adjusted operating income as a percent of revenue (non-GAAP)	1.48%	1.90%	1.36%	1.95%

Net loss, as reported (GAAP)	$(10,476)	$(182,777)	$(24,572)	$(174,626)
Intangible amortization (1)	13,106	9,374	23,466	15,781
Income tax expense (benefit) (7)	(2,605)	(2,519)	(4,269)	(4,075)
Goodwill and intangible asset impairment charges(5)	—	165,447	—	165,447
Income tax expense (benefit) (7)	—	(2,060)	—	(2,060)
Acquisition-related and exit and realignment charges(2)	5,655	24,930	10,645	39,690
Income tax expense (benefit) (7)	(995)	(6,693)	(1,755)	(10,268)
Fair value adjustments related to purchase accounting(6)	—	18,059	—	18,059
Income tax expense (benefit) (7)	—	(4,950)	—	(4,950)
Write-off of deferred financing costs (4)	—	—	2,003	—
Income tax expense (benefit) (7)	—	—	(313)	—
Other (3)	1,768	874	2,267	3,092
Income tax expense (benefit) (7)	(282)	(242)	(337)	(474)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$6,171	$19,443	$7,135	$45,616

Net loss per diluted common share, as reported (GAAP)	$(0.18)	$(3.07)	$(0.41)	$(2.92)
Intangible amortization (1)	0.18	0.12	0.32	0.19
Goodwill and intangible asset impairment charges(5)	—	2.73	—	2.73
Acquisition-related and exit and realignment charges(2)	0.08	0.31	0.15	0.49
Fair value adjustments related to purchase accounting(6)	—	0.22	—	0.22
Write-off of deferred financing costs (4)	—	—	0.03	—
Other (3)	0.02	0.01	0.03	0.04
Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.10	$0.32	$0.12	$0.75

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $3.7 million and $7.8 million for the three and six months ended June 30, 2019, compared to $23.2 million and $35.3 million for the same period of 2018. Acquisition-related charges in 2019 and 2018 consist primarily of transition and transaction costs for the Halyard transaction.
Exit and realignment charges were $2.0 million and $2.8 million for the three and six months ended June 30, 2019. Amounts in 2019 were associated with severance costs, the establishment of our client engagement centers, and IT restructuring charges. Exit and realignment charges were $1.7 million and $4.4 million for the three and six months ended June 30, 2018. Amounts in 2018 were associated with the establishment of our client engagement centers.
(3) Other consists of Software as a Service (SaaS) implementation costs associated with significant global IT platforms in connection with the redesign of our global information system strategy.
(4) Write-off of deferred financing costs associated with the revolving credit facility as a result of the Fourth Amendment to the Credit Agreement.
(5) Goodwill and intangible assets impairment charges in 2018 included in our Global Products segment were $149 million and $16.5 million, respectively.
(6) The second quarter of 2018 included an incremental charge to cost of goods sold from purchase accounting impacts related to the sale of acquired inventory that was written up to fair value in connection with the Halyard acquisition.
(7) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.